Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266887

Prospectus Supplement No. 4 dated November 16, 2023

(To Prospectus dated October 19, 2022)

BITECH TECHNOLOGIES CORPORATION

141,954,924 Shares of Common Stock for Resale by Selling Stockholders

This Prospectus Supplement No. 4 (“Prospectus Supplement No. 3”) is being filed by Bitech Technologies Corporation, a Delaware corporation (the “Company,” “we,” “our”, “us”) to update and supplement the information contained in the Prospectus dated October 19, 2022 (the “Prospectus”) and Prospectus Supplement No. 1 filed on April 12, 2023, Prospectus Supplement No. 2 filed on June 5, 2023 and Prospectus Supplement No. 3 filed on August 23, 2023 (collectively, the “Supplements”) relating to the resale from time to time of up to an aggregate of 141,954,924 shares of our common stock, par value $0.001 per share (“common stock”) held by the selling stockholders named in the Prospectus or their permitted transferees (“Selling Stockholders”).

This Prospectus Supplement No. 4 is being filed to update and supplement the information contained in the Prospectus, which forms a part of our registration statement on Form S-1 (File No. 333-266887) with the information contained in the following reports filed by the Company with the Securities and Exchange Commission on the dates indicated below (collectively, the “Reports”). Each of the respective Reports are attached hereto.

Report	Date Filed
Quarterly Report on Form 10-Q for the period ended September 30, 2023	November 14, 2023

This Prospectus Supplement No. 4 is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including the Supplements and amendments thereto. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus and the Supplements, which is to be delivered with this Prospectus Supplement No. 4. This Prospectus Supplement No. 4 is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement No. 4 updates or supersedes the information contained in the Prospectus, including the Supplements and amendments thereto.

Our Common Stock is quoted on the OTCQB under the ticker symbol “BTTC.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of the Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 16, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarter Ended September 30, 2023

☐ Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required)

For the transition period from _______ to _______.

Commission file number: 000-27407

BITECH TECHNOLOGIES CORPORATION

(Name of Registrant in Its Charter)

Delaware	93-3419812
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of Principal Executive Offices)

(855) 777-0888

(Issuer’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

At October 31, 2023, there were 477,173,794 shares of the registrant’s common stock outstanding (the only class of voting common stock).

FORM 10-Q

2

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Forward-looking statements may appear throughout this report, including without limitation, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this report and in our Annual Report on Form 10-K for the year ended December 31, 2022, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A of this report and in in our Form 10-K, and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”). Important factors that in our view could cause material adverse effects on our financial condition and results of operations include, but are not limited to, risks associated with service demands and acceptance, our ability to expand, changes in healthcare practices, changes in technology, economic conditions, the impact of competition and pricing, government regulation and approvals, impacts and disruptions caused by the COVID-19 pandemic and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. We undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, the “Company,” “we,” “our,” and similar terms include Bitech Technologies Corporation (formerly Spine Injury Solutions, Inc.) and its subsidiaries and predecessors, unless the context indicates otherwise.

3

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$65,756	$197,723
Prepaid expense	10,272	13,000
	76,028	210,723

Total current assets	76,028	210,723

Total assets	$76,028	$210,723

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	17,080	11,397

Total current liabilities	17,080	11,397

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at September 30, 2023 and December 31, 2022	-	-

Common stock: $0.001 par value, 1,000,000,000 shares authorized, 477,173,794 and 515,505,770 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	477,175	515,506
Additional paid-in capital	1,268,309	780,414
Accumulated deficit	(1,686,535)	(1,096,594)

Total stockholders’ equity	58,948	199,326

Total liabilities and stockholders’ equity	$76,028	$210,723

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended September 30, 2023	For the Three Months ended September 30, 2022	For the Nine months ended September 30, 2023	For the Nine months ended September 30, 2022
REVENUE
Equipment Sales	$-	$-	$-	$-
Service Revenue	-	-	-	-
Other Revenue	-	-	-	26,197
TOTAL REVENUE	-	-	-	26,197

COST OF REVENUE	-	-	-	-

GROSS PROFIT	-	-	-	26,197

OPERATING EXPENSES
General & Administrative	135,434	240,205	596,941	806,955
Total Operating Expenses	135,434	240,205	596,941	806,955

LOSS FROM OPERATIONS	(135,434)	(240,205)	(596,941)	(780,758)

OTHER INCOME (EXPENSE)
Miscellaneous Income (Expense)	-	-	7,000	(200)
Interest and Other Income	-	-	-	50,475

Total Other Income (Expense)	-	-	7,000	50,275

LOSS BEFORE INCOME TAXES	(135,434)	(240,205)	(589,941)	(730,483)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-	-	-

NET LOSS	$(135,434)	$(240,205)	$(589,941)	$(730,483)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES	476,384,761	534,654,261	478,692,378	201,906,489

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(589,941)	$(730,483)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	-	-
Stock for services	101,963
Stock Compensation – Option Valuation	102,600
Changes in operating assets and liabilities:
Accounts receivable, net	-	-
Advances to Related Party	-	-
Prepaid expenses and other assets	2,728	-
Accounts payable and accrued liabilities	5,683	8,501

Net cash provided (used) by operating activities	(376,967)	(721,982)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	245,000	125,000
Notes Payable assumed in reverse merger	-	-
Recapitalization – payments to SPIN	-	(59,880)

Net cash provided by (used) in financing activities	245,000	65,120

Net increase (decrease) in cash and cash equivalents	(131,967)	(656,862)
Cash and cash equivalents at beginning of period	197,723	976,947

Cash and cash equivalents at end of period	$65,756	$320,085

Supplementary disclosure of non-cash operating activities:
Common Stock issued for services – 1,259,106 Common Shares	$101,963
Supplementary disclosure of non-cash financing activities:
Common Stock cancelled related to exclusive license cancellation and settlement agreement – 51,507,749 Common Shares	$51,508

Supplementary disclosure of cash flow information:
Interest paid	$-	$200
Taxes paid	$-	$-

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

6

BITECH TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

As of September 30, 2023

	Common Stock		Preferred Stock			Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241				1,265,559		1,285,800

Net loss	-	-				-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241				$1,265,559	$(284,959)	$1,000,841

Recapitalization						(139,880)		(139,880)
Restricted Stock Awards	7,983,720	7,984				(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000		9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)		(9,000)	(485,781)		(9,000)
Sale of Common Stock	1,500,000	1,500				148,500		150,000

Net loss	-	-	-		-	-	(811,635)	(811,635)
Balances, December 31, 2022	515,505,770	$515,506	-		$-	$780,414	$(1,096,594)	$199,326

Stock Compensation						102,600		102,600
Stock cancelled related to SuperGreen Exclusive License cancellation	(51,507,749)	(51,508)				51,508		-

Sale of Common Stock	11,916,667	11,917				233,083		245,000
Stock issued for services	1,259,106	1,259				100,704		101,963

Net Loss							(589,941)	(589,941)

Balances, September 30, 2023 (Unaudited)	477,173,794	$477,174		$		$1,268,309	$(1,686,535)	$58,948

No dividends were paid for the nine months ended September 30, 2023 and 2022.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

7

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (formerly, Spine Injury Solutions Inc.) (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure. In light of these initiatives and our determination that the electric power generation and charging system we had been developing was not functional nor was it capable of being developed into a commercially viable product, we elected to discontinue our efforts to commercialize this technology.

The Company is also seeking to expand its business to include the establishment of an energy storage system (ESS) sales division and a renewable energy consulting division to provide knowledge-based online content in the green energy sector.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock (the “Company Common Stock”) effective as of June 27, 2022 upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”).

8

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, we believe that the disclosures are adequate to make the information presented not misleading. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our 2022 Annual Report as filed on Form 10-K. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position with respect to the interim condensed consolidated financial statements and the results of its operations for the interim period ended September 30, 2023, have been included. The results of operations for interim periods are not necessarily indicative of the results for a full year.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company has assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s historical revenues was derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since the Company has an unconditional right to consideration when the Company has satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

9

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at September 30, 2023 or December 31, 2022.

10

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the nine months ended September 30, 2023 and 2022, we recognized $102,600 and $0, respectively as compensation expense during those periods.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2022, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

11

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the nine months ended September 30, 2023 and 2022, common stock equivalents from outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock was 1,000,000,000 shares at September 30, 2023.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

12

BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to be issued in connection with the Share Exchange. The Certificate of Designations include:

●	the stated value of each share is $1.00 (the “Stated Value”),

●	each share has 53.9757 votes per share on any matter, event or action submitted to the holders of our common stock for a vote or on which the holders of our common stock have a right to vote,

●	each share is automatically convertible into shares of our common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. Initially, the “Conversion Price” is $0.018526887 per share, subject to adjustment as described below on the first business day immediately following the earlier of (a) the date on which the Secretary of State of Delaware shall have filed the Certificate of Designations; and (b) the date on which FINRA has affected a reverse stock split of the Company’s outstanding common stock, after all required approvals by the Company’s board of directors and its stockholders, in either (a) or (b), so that there are a sufficient number of shares of the Company’s Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock based upon the Conversion Price,

●	the conversion price of the Series A Preferred Stock is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and

●	upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designations, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (as hereinafter defined), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to each holder of the Series A Preferred Stock shall be ratably distributed among each such holder in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining. Each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock effective as of June 27, 2022 upon filing of an amendment to its Certificate of Incorporation increasing the number of the authorized shares of Common Stock to 1,000,000,000.

In connection with the settlement of litigation involving the Company, Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”), the Company cancelled 51,507,749 shares of its Common Stock effective February 20, 2023 (the “Cancelled Shares”). The Cancelled Shares had been issued to SuperGreen pursuant to a License Agreement entered into between Bitech Mining and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”). The License Agreement was terminated effective February 20, 2023 as well.

The Company issued 1,259,106 unregistered shares of its Common Stock valued at $101,963 during the nine months ended September 30, 2023 as payment for services provided to the Company.

During April, May and June, 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share). During August 2023 the Company sold 666,667 unregistered shares of its Common Stock to one private investor for $20,000 ($0.03 per share)

NOTE 4. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

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BITECH TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompasses approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and since then NSO has provided the Company this office space rent free.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the nine months ended September 30, 2023 and 2022. It is supplemental to, and should be read in conjunction with, our condensed consolidated financial statements for the nine months ended September 30, 2023 and 2022 and the accompanying notes for such period included in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on April 4, 2022. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws and Canadian securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our ability to become profitable and generate cash in our operating activities; our need for substantial additional financing to operate our business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; our significant indebtedness and significant restrictions on our operations; our ability to develop and manufacture each of the components of our planned Evirontek Integrated Platform; the impact of global climate change on our ability to conduct future operations; our dependence on key inputs, suppliers and skilled labor for the production of each of the components of the Evirontek Integrated Platform; our ability to attract and retain key personnel; growth-related risks, including capacity constraints and pressure on our internal systems and controls; risk related to the protection of our intellectual property and our exposure to infringement or misappropriation claims by third parties; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties described in “Risk Factors.”

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to the risks described in “Risk Factors.”

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Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

Currently, we have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with industry focus on green data centers, commercial and residential utility, EV infrastructure, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, planned acquisitions of other green energy technologies and plans to become a grid-balancing operator using Battery Energy Storage System (BESS) solutions and applying new green technologies in power plants as a technology enabler in the green energy sector. While participating in the clean energy economy, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement or manufacture these innovative, scalable energy system solutions with technological focuses on smart grids, Building Energy Management System (BEMS), energy storage, and EV infrastructure.

To accelerate growth of a planned intellectual property (IP) portfolio through acquisition strategies, we plan to execute our Smart Acquisition Model with selected acquisitions of defensible technologies accompanied with visionary management teams who can demonstrate a common goal with us in order to unlock the full potential with capital infusion, accelerate growth. To achieve our development plans, we plan to incubate those acquired companies toward foreseeable plans for mergers and acquisitions, formation of global joint ventures, while facilitating new market entry to today’s fastest growing Southeast Asia region. With this acquisition model, we expect to build a valuable technology portfolio of IP assets in various innovative green energy technologies, leveraging our network of global capital partners with low-cost manufacturing capacity and oversea outsourcing technical talents from our niche sources in Vietnam.

Further, we plan to execute a Dual Growth Business Model as depicted in the diagram below encompassing (1) IP portfolio growth which includes technology licensing or technology acquisitions, enhanced with our plans to carry out research and development for specific applications, and (2) sustainable revenue growth by executing planned BESS acquisitions via joint ventures with capital partners to collect joint venture income from BESS operations or Vietnam-based manufacturing partners which can manufacture products derived from our technology solutions.

In light of these initiatives and other reasons noted below, the Company has, however, elected to discontinue its efforts to commercialize the electric power generation and charging system (the “Tesdison Technology”) it licensed from SuperGreen pursuant to the SuperGreen License. The Company has determined that the Tesdison Technology was not functional nor was it capable of being developed into a commercially viable product as had been represented to the Company by SuperGreen, its founder Calvin Cao, and his brother Michael Cao, leading up to Bitech Mining entering into the SuperGreen License. In addition, the Company will temporarily pause the further development of Intellisys-8, the Company’s planned chipset and related software that had been designed to reduce power consumption and heat in computer systems and accelerate their computational speed due to the currently unfavorable market conditions within the cryptocurrency market.

Nam Viet Green Energy JSC Financing Initiative

On May 8, 2023 we announced that we received a Letter of Intent (LOI) from Nam Viet Green Energy JSC, (“Nam Viet Energy”), a Vietnam partner to provide up to $300 million in financing for selected projects related to solar and Battery Energy Storage System (BESS) projects.

Subject to Nam Viet Energy’s completion of due diligence for each renewable energy sector project and execution of definitive agreements with prospective target companies, the LOI formalizes Nam Viet Energy’s commitment to facilitate capital investment to invest or acquire several selected projects to be hand-picked by the Company. Also, the LOI is also expected to position the Company to accelerate its refocused business initiatives discussed above. Funding under any investment from Nam Viet Energy and its capital partners from Southeast Asia is expected to occur within fiscal year 2023 with extension to fiscal year 2024.

Establishment of an Energy Storage System (ESS) Sales Division

In June 2023, the Company announced its strategic entry into the battery sales business with plans to establish an Energy Storage System (ESS) sales division. With a focus on Containerized Battery Energy Storage Systems (BESS) and Residential, Commercial, and Industrial ESS, Bitech aims to meet the soaring demand for ESS in the United States. The Company’s vision is to add long-duration energy storage systems that reduce energy costs, enhance resilience, and unlock additional revenue opportunities. These solutions will be designed to manage demand changes, maximize solar or BESS investments, enhance energy security, capture market opportunities, and support corporate environmental, social, and corporate ESG targets.

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The ESS sales division will be headed by Charles Rosenberry, the Company’s Vice President of Sales. Mr. Rosenberry plans to build a unified technical salesforce and forge strategic partnerships across multiple states in the United States in order to enable us to deliver technologically advanced energy storage products, flexible payment terms, and customized solutions to a wide range of customers, including retail and home sales, EV charging providers, home builders, residential EPCs, renewable utilities, data centers, telecom, mobility, and heavy energy demand consumers.

Renewable Energy Consulting

The Company established a Renewable Energy Consulting Division empowered by artificial intelligence (AI) and Web3 social media technologies. The strategic addition of this division is expected to strengthen the Company’s position as new player in providing knowledge-based online content in the green energy sector. This initiative is expected to serve as a strategic base to generate revenue via a suite of AI tools to connect with online industry leaders and visionary companies in the same sector. The application of AI in green energy-related content production, evaluation, and data processing, driven by user behavior, is designed to create vital connections within online communities, enhance content marketing, augment its quality, and offers the Company opportunities for sustainable revenue generation. Further, the Company has started to apply a suite of AI and Web3 social media technologies which can be used to engage viewers on social media platforms like YouTube, TikTok and Meta in advocating the Company’s environmental, social and governance strategy.

Nonprovisional Patent Application

In furtherance of the Company’s efforts to expand and commercialize green energy technology solutions it seeks to incorporate into revenue generating applications in 2024, it filed a nonprovisional patent with the U.S. Patent and Trademark Office (Application No. 18/484,748) on October 11, 2023. The provisional patent relates to the field of renewable energy, healthcare, and information technology. Specifically, it pertains to an integrated system that employs Artificial Intelligence (AI), Virtual Reality (VR), Robotics, and Blockchain (Web3 & NFT) to optimize the operation of healthcare facilities using renewable energy and community-centric care delivery systems.

Acquisition of Bitech Mining Corporation

The Company acquired Bitech Mining on March 31, 2022 pursuant to a Share Exchange Agreement. Pursuant to the Share Exchange Agreement we acquired an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock representing 100% of the issued and outstanding shares of Bitech Mining in exchange for an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock. Effective June 27, 2022, each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168) of the Company’s Common Stock upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The following agreements were entered into in connection with the acquisition of Bitech Mining:

Agreements involving Peter L. Dalrymple. On March 31, 2022, the Company, Quad and Peter L. Dalrymple (“Dalrymple”), a former director of the Company, entered into the MSA, Note Amendment and Security Agreement Amendment. See “Item 1 - Business – Acquisition of Bitech Mining Corporation” in our Form 10-K filed with the SEC on March 31, 2023.

Disposition of Quad Video Assets. On June 30, 2022, we completed the sale of the Quad Video Assets pursuant to the terms of the Quad Video APA and the sale of certain accounts receivables related to our former spine pain management business pursuant to the terms of the SPIN Accounts Receivable APA. See “Item 1 - Business – Disposition of Quad Video Assets” in our Form 10-K filed with the SEC on March 31, 2023.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Comparison of the three and nine month period ended September 30, 2023 with the three and nine month period ended September 30, 2022.

The Company has not generated any revenues from its primary business for the three and nine months ended September 30, 2023 and $26,197 from its legacy QVH Business for the nine months ended September 30, 2022.

During the three and nine months ended September 30, 2023, we incurred $135,434 and $596,941 of general and administrative expenses, respectively, compared to $240,205 and $806,955 for the same periods in 2022. General and administrative expenses have been mostly consistent during 2023 compared to 2022 as the Company seeks to move from development stage to revenue generation.

As a result of the foregoing, we had net loss of (135,434) and ($589,941) for the three and nine months ended September 30, 2023, respectively, compared to a net loss of ($240,205) and ($730,483) which included an offset of $26,197 for Other Revenue and $50,275 Net Other Income for the nine months ended September 30, 2022, respectively.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022, we had total current liabilities of $17,080 and $11,397, respectively, and current assets of $76,028 and $210,723, respectively, to meet our current obligations. As of September 30, 2023, we had working capital of $58,948, a decrease of working capital of $140,378 as compared to December 31, 2022, driven primarily by cash used in operations but offset by $245,000 of cash provided by sale of common stock.

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For the nine months ended September 30, 2023, cash used in operations was ($271,677) which primarily included the net loss of ($454,507) primarily offset by $102,600 of non-cash option valuation recorded as stock compensation and services paid with common stock of $87,248.

Net cash provided by financing activities was an aggregate of $245,000 that was a result of our sale of 11,250,000 unregistered shares of our Common Stock to six private investors in exchange for $225,000 ($0.02 per share) in cash and 666,667 unregistered shares of our Common Stock to one private investor for $20,000 ($0.03 per share) in cash.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of September 30, 2023, cash generated from financing activities was not sufficient to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses in connection with our efforts to become a provider of a suite of green energy solutions. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations and our growth strategy depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

On May 8, 2023, we announced that we received a Letter of Intent (LOI) from Nam Viet to provide up to $300 million in financing for selected projects related to solar and Battery Energy Storage System (BESS) projects as discussed above. While we believe that we will be able to secure funding for future projects from Nam Viet and its capital partners pursuant to the LOI, we have not received any funds pursuant to the LOI as of the date of this report and there can be no assurance that Nam Viet and its capital partners will provide financing to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Off-Balance Sheet Arrangements

As of the date of this Quarterly Report on Form 10-Q, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Changes in or Adoption of Accounting Practices

There were no material changes in or adoption of new accounting practices during the nine months ended September 30, 2023.

Critical Accounting Policies

See Note 2 of the accompanying notes to unaudited condensed consolidated financial statements, which note is incorporated herein by reference.

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ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by 17 C.F.R. 229 (10)(f)(i) and are not required to provide information under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our principal executive officer and principal financial officer are responsible for establishing and maintaining our disclosure controls and procedures. Such officers have concluded (based upon their evaluation of these controls and procedures as of the end of the period covered by this report) that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in this report is accumulated and communicated to management, including our principal executive and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2023. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective as of September 30, 2023.

Changes in Internal Control Over Financial Reporting

Our principal executive officer and principal financial officer have also indicated that, upon evaluation, there were no changes in our internal control over financial reporting or other factors during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of these inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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PART II OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

As of the date of this Quarterly Report, to our knowledge, there are no legal proceedings or regulatory actions material to us to which we are a party, or have been a party to, or of which any of our property is or was the subject matter of, and no such proceedings or actions are known by us to be contemplated except as provided below:

Due to the misrepresentations and omissions of SuperGreen, Calvin C. Cao and Michael H. Cao, among other reasons, the Company filed a complaint in the U.S. District Court, Central District of California on February 2, 2023 against SuperGreen, Michael H. Cao, Linh T. Dao, Calvin C. Cao and entities affiliated with them alleging fraud-concealment, breach of contract, breach of fiduciary duty-duty of good faith, breach of fiduciary duty-undivided loyalty, conversion and violation of California Penal Code Sec. 496 (the “Cao Lawsuit”). This lawsuit seeks compensatory damages of at least $33.6 million, treble and punitive damages, imposition of a constructive trust over the defendants assets, pre-judgment and post-judgment interest, attorney’s fees and such other relief as determined by the court.

Effective February 20, 2023, the Company, together with its wholly owned subsidiary Bitech Mining Corporation entered into a Confidential Settlement, Mutual Release, and Share Transfer Agreement (the “C. Cao Settlement Agreement”) with Calvin Cao (“C. Cao”) and SuperGreen Energy Corporation (“SuperGreen,” together with C. Cao, the “C. Cao Parties”). The C. Cao Settlement Agreement settles as to the C. Cao Parties, the Cao Lawsuit. Pursuant to the C. Cao Settlement Agreement, the C. Cao Parties terminated the Patent & Technology Exclusive and Non-Exclusive License Agreement between Bitech Mining Corporation and SuperGreen dated January 15, 2021 as amended on January 15, 2021 and on March 26, 2022 (the “License Agreement”) and SuperGreen cancelled 51,507,749 shares of the Company’s common stock, par value $0.001 per share issued by the Company to SuperGreen pursuant to the License Agreement. In addition, the parties to the Settlement Agreement agreed to a mutual general release of liabilities against each other, refrain from making any disparaging remarks about each other and the Company’s filing a dismissal with prejudice of the Cao Lawsuit as to the C. Cao Parties. The Settlement Agreement also contains additional covenants, representations and warranties that are customary of litigation settlement agreements.

On March 6, 2023, Michael Cao and Linh Dao filed, without an attorney, a pro se Motion to Dismiss for Lack of Jurisdiction.

On April 17, 2023, the court dismissed the Cao Lawsuit without prejudice due to a lack of subject matter jurisdiction. On April 18, 2023, we filed a complaint against Michael H. Cao, Linh T. Dao, B & B Investment Holding, LLC (“B & B Investment”) and Cory Thomason in the Orange County California Superior Court containing substantially the same allegations included in the Cao Lawsuit filed in federal court (the “Cao State Court Lawsuit”). We served Mr. Cao, Ms. Dao and B & B Investment Holding, LLC on April 26, 2023 and are continuing efforts to serve Mr. Thomason. Defendants Michael H. Cao, Linh T. Dao, B & B Investment (pro se) filed a Motion to Quash Service of Summons; Motion to Dismiss or Stay Complaint (the “B & B Motions”). In response to this motion, the Company filed a Motion to Strike B & B Investment’s motion (the “Motion to Strike”), Request for Sanctions in Amount of $2,400 and Request for Default as to B & B Investment because it is being impermissibly represented by Michael H. Cao who is engaging in the unauthorized practice of law as to a corporate entity. On October 13, 2023, the Court granted in part the Company’s unopposed Motion to Strike, striking the B & B Investment Motions and ordering B &B Investment to retain an attorney no later than October 27, 2023 or be subject to default because corporate entities are not permitted to appear in court without an attorney. The Court denied Mr. Cao’s Motion to Quash and took Linh Dao’s Motion to Quash off calendar, thus keeping all Defendants in the case. The Court ruled that Michael Cao already waived his rights to file such a motion by making a general appearance in the case and noted that Defendants failed to appear at the hearing. On or about October 27, 2023, the Company’s counsel received an initial communication from an attorney attaching responses to the Company’s complaint on behalf of Mr. Cao and B&B Investment. The Company’s counsel has not been able to verify if this response has been properly filed with the Court by the deadline.

Mr. Cao has served initial responses to our discovery requests, but we believe these responses are evasive and assert unnecessary objections. After attempting to meet and confer with Mr. Cao, we filed motions to compel further responses to our discovery requests which is set for a hearing on December 8, 2023. Mr. Cao has yet to serve any opposition to these Motions to Compel. The Company intends to continue pressing forward with discovery as to all Defendants.

The Company intends to vigorously prosecute the Cao State Court Lawsuit. We cannot predict the outcome of this lawsuit, however.

Litigation Assessment

We have evaluated the foregoing Cao Lawsuit to assess the likelihood of any unfavorable outcome and to estimate, if possible, the amount of potential loss as it relates to the litigation. Based on this assessment and estimate, which includes an understanding of our intention to vigorously prosecute the Cao State Court Lawsuit, we believe that the potential defenses of any of the remaining defendants lack merit, however, and we cannot predict the likelihood of any recoveries by any of our claims against the defendants in this case. This assessment and estimate is based on the information available to management as of the date of this Quarterly Report and involves a significant amount of management judgment, including the inherent difficulty associated with assessing litigation matters in their early stages. As a result, the actual outcome or loss may differ materially from those envisioned by the current assessment and estimate. Our failure to successfully prosecute, defend or settle the Cao State Court Lawsuit could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our common stock to decline.

ITEM 1A. RISK FACTORS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES, USE OF PROCEEDS AND ISSUER PURCHASES OF EQUITY SECURITIES

The following information represents securities sold by us during the quarter ended September 30, 2023 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. We sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder and Section 3(a)(10) of the Securities Act.

During the three months ended September 30, 2023 the Company issued an aggregate of 325,310 unregistered shares of its Common Stock valued at $30,559 as partial payment for services provided to the Company.

During April, May and June, 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share) in cash. The Company sold 666,667 unregistered shares of its Common Stock in August 2023 to one private investor for $20,000 ($0.03 per share) in cash.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

Not applicable.

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ITEM 6. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference from Form 10-K filed with the SEC on March 26, 2021.)

3.9	By-Laws dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.10	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 from Form 8-K filed with the SEC on April 4, 2022).

3.11	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 from Form 8-K filed with the SEC on May 2, 2022).

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020).

10.3	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on November 2, 2021).

10.4	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021).

10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 from Form 8-K filed with the SEC on April 4, 2022).

10.6+	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 from Form 8-K filed with the SEC on April 4, 2022).

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 from Form 8-K filed with the SEC on April 4, 2022).

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10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 from Form 8-K filed with the SEC on April 4, 2022).

10.9†	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 from Form 8-K filed with the SEC on April 20, 2022).

10.10†	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 from Form 8-K filed with the SEC on April 20, 2022).

10.11†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 from Form 8-K filed with the SEC on April 20, 2022).

10.12	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13+	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 filed on August 15, 2022).

10.16	Amendment of Patent & Technology Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 filed on August 15, 2022).

10.17	Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022 (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 filed on August 15, 2022).

10.18	Confidential Settlement, Mutual Release, and Share Transfer Agreement between the Company, Bitech Mining Corporation, Calvin Cao and SuperGreen Energy Corporation dated as of February 20, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 24, 2023).

10.19	Form of Subscription Agreement for U.S. Residents (incorporated by reference to Exhibit 10.19 of the Company’s Form 10-Q filed on August 15, 2023).

31.1	Certification of principal executive officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of principal financial officer required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of principal executive officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

32.2	Certification of principal financial officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase

101.DEF	Inline XBRL Taxonomy Extension Definitions Linkbase

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
†	Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitech Technologies Corporation

Date: November 14, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial and Accounting Officer)

23

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Benjamin Tran, Chief Executive Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended September 30, 2023.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: November 14, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert J. Brilon, the Chief Financial Officer of Bitech Technologies Corporation, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Bitech Technologies Corporation for the quarter ended September 30, 2023;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d- 15 (e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the issuer’s independent registered public accounting firm and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: November 14, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin Tran, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer (Principal Executive Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR

RULE 15d-14(b) and 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bitech Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Brilon, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Bitech Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.